UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                        Date of Report: February 20, 2003
                        ---------------------------------
                        (Date of earliest event reported)

                            NAPOLI ENTERPRISES, INC.
                            (A Colorado Corporation)
                            ------------------------
             (Exact name of registrant as specified in its chapter)

          Colorado                        7389                    912015608
          --------                        ----                    ---------
(State or other jurisdiction        (Primary Standard          (IRS Employer
     of incorporation)             Classification Code       Identification No.)
                                         Number)


       566 - 1027 Davie Street, Vancouver, British Columbia Canada V6E 4L2
       -------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                             Telephone: 213-304-1936
                             -----------------------
              (Registrant's telephone number, including area code)


Item 1. Changes in Control of Registrant.
-----------------------------------------

On February 20, 2003, the Company received an offer to from one of its principal creditors, Eagle Harbour Management Inc., to convert part of the Company's debt to stock. The Company's Board of Directors agreed to convert two promissory notes, including accrued interest to date totaling $372,568 in Company debt, at $0.40 per share. Thus, Eagle Harbour Management Inc. was issued a total of 931,420 ordinary voting shares in the Company and as at this date Eagle Harbour Management, Inc. increased its position as a majority shareholder in the company.


Item 5. Other Events and Regulation FD Disclosure.
--------------------------------------------------

The company acknowledges and discloses that the above is a related party transaction. Eagle Harbour Management, Inc. is beneficially owned by Mr. Steve Spanis, President of Napoli Enterprises, Inc. and therefore this conversion falls within Article Seven of the Company's articles of incorporation related to Conflicting Interest Transactions. The Company accepted this conversion based on the previous month's average bid and ask for the Company's stock and based on the arm's length conversion with DGD Wealth Management, Inc. on February 12, 2003 at the same price.

The Company's articles of incorporation are available for review on EDGAR.



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Signatures
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


IMPULSE MEDIA TECHNOLOGIES INC.


/s/ Steve Spanis
-------------------------------
(Signature)

Steve Spanis
-------------------------------
(Name)

CEO, CFO, President& Secretary
-------------------------------
(Position)

February 26, 2003
-------------------------------
(Date)


























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